UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events

A board meeting called for the purpose of discussing a shareholder demand letter and informing the board that the independent non-conflicted directors had hired independent counsel to conduct an internal investigation in response to the demand letter requiring immediate initiation of an investigation of alleged breach of fiduciary duties by various directors and other possible violations of federal securities laws. The directors who are the subjects of the allegations of breaches of fiduciary duty asserted the position that they voted to fire the CEO. As that action was not the purpose of the special meeting, the determination of the non-conflicted independent directors was that the termination was not effective, and based on that and in accordance with the CEO’s employment contract the CEO remains.  The CEO through counsel has notified the SEC of the action taken by the directors whose conduct is discussed in the demand letter that gives rise to the investigation, and the CEO continues to serve as the CEO consistent with the terms of his employment agreement. The internal investigation is proceeding under the two non-conflicted independent directors Patrick Bagley and Ronald Boyd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

May 23, 2018	By:	/s/ Robert L. Chioini
Robert L. Chioini
Its: Chief Executive Officer